As filed with the Securities and Exchange Commission on June 28, 2007

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2007


                      METROMEDIA INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       1-5706                   58-0971455
-----------------------------   ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)

  8000 Tower Point Drive, Charlotte, NC                              28227
  -------------------------------------                            ----------
 (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (704) 321-7380
                                                    --------------


          (Former name or former address, if changed since last report)

================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On June 28, 2007, Metromedia International Group, Inc. (the "Company" or "MIG"), the owner of interests in communications businesses in the country of Georgia, announced the release of preliminary and unaudited financial results, for the fiscal years ended December 31, 2006 and 2005, for its principal core business, Magticom Limited ("Magticom"). The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

     Management of the Company has determined that the following additional preliminary and unaudited US GAAP financial results of Magticom should be disclosed. Furthermore, since the information included within this periodic report contains preliminary and unaudited US GAAP financial results for Magticom, this financial information is subject to adjustment until such time that the Company files its respective periodic reports for the periods presented with the United States Securities and Exchange Commission ("SEC").

Magticom Financial Results - Revision of 2005 Preliminary Financial Results:
----------------------------------------------------------------------------

The following table highlights the Company's current viewpoint of the preliminary and unaudited US GAAP financial results of Magticom for the twelve months ended December 31, 2005, as compared to the preliminary results for the twelve months ended December 31, 2005 (as originally released by the Company in October 2006):

The Company has not yet filed its quarterly reports on Form 10-Q for the fiscal quarters of 2005, nor has the Company filed its annual report on Form 10-K for the twelve months ended December 31, 2005. Accordingly the Company's revised viewpoint of the preliminary and unaudited US GAAP financial results of Magticom for the twelve months ended December 31, 2005 remains subject to further adjustments.

                                        Twelve months ended December 31, 2005
                                    --------------------------------------------
                                                   Adjustments (A)
                                                --------------------
                                    Originally  Adoption of           Unaudited
(in thousands, except percentages)   Disclosed   EITF 06-03   Other    Revised
                                    ----------  -----------  -------  ----------
Operating revenues:
   Subscribers                      $ 109,317   $     (985)  $  522   $ 108,854
   Inbound interconnection             32,679         (280)      10      32,409
   Roaming and other                    4,135          (18)               4,117
                                    ----------  -----------  -------  ----------

Total revenues                        146,131       (1,283)     532     145,380

Cost of services (exclusive of
 depreciation and amortization)        33,478           58      368      33,904
   % of revenues                         22.9%                             23.3%

Selling, general and administrative
 expenses                              14,326       (1,341)     179      13,164

Other income (expense), net              (522)          --      595          73
                                    ----------  -----------  -------  ----------

EBITDA (1)                          $  97,805   $       --   $  580   $  98,385
                                    ==========  ===========  =======  ==========

(A) - Subsequent to the Company's October 2006 press release as related to Magticom's preliminary and unaudited US GAAP financial results for 2005, certain accounting adjustments have been identified for which the Company has determined should be applied to Magticom's previously reported fiscal year 2005 financial results. These accounting adjustments include Magticom's early adoption of Emerging Issues Task Force 06-03 ("EITF 06-03") "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)" and such other adjustments identified subsequent to October 2006 that are necessary to fairly state Magticom's financial results in accordance with US GAAP.

(1) - EBITDA is a financial measure that is not defined by U.S. generally accepted accounting principles ("US GAAP") and is intended to reflect earnings before interest, taxes, depreciation and amortization. For purposes of this presentation, the computation of EBITDA is calculated as: "Revenues", less "Cost of services", less "Selling, general and administrative expenses", plus "Other income (expense), net". Since the Company has not yet determined Magticom's preliminary US GAAP "depreciation and amortization" expense amount for fiscal year 2005, the Company is not able to calculate Magticom's preliminary US GAAP "Operating income" amount for fiscal year 2005. EBITDA is a financial measure of operating performance commonly used in the telecommunications and media industries, but should not be construed as either an alternative to operating income or cash flow from operating activities determined in accordance with US GAAP.

         Magticom Preliminary and Unaudited US GAAP Financial Results -
         --------------------------------------------------------------
                          First Quarter 2006 and 2005:
                          ----------------------------

                                             Three Months
(In thousands, except percentages             March 31,           Percent Change
 and performance data)                 -----------------------     Three Months
                                          2006         2005        2006 to 2005
                                       ----------   ----------    --------------
Revenues
  Subscribers                          $  28,241    $  22,676             24.5 %
  Inbound interconnection                  7,673        7,286              5.3 %
  Roaming & other                          1,011          909             11.2 %
                                       ----------   ----------

Total revenues                            36,925       30,871             19.6 %

Cost of services (exclusive of
 depreciation and amortization)            8,624        7,408             16.4 %
 % of revenues                              23.4%        24.0%              --

Selling, general & administrative          3,730        3,073             21.4 %

Other income (expense), net                  833         (124)              --
                                       ----------   ----------

EBITDA (1)                             $  25,404    $  20,266             25.4 %
                                       ==========   ==========

Performance Data:
-----------------

Average monthly revenue per average
 subscriber (a)                        $   12.99    $   13.79             (5.8)%

Average monthly minutes of use per
 average subscriber (b)                    79.08        88.98            (11.1)%

Average subscribers (c)                  724,501      548,193             32.2 %

Total subscribers (d), as of:            735,543      565,929             30.0 %

Personnel Headcount                          654          583             12.2 %

(a) - Average monthly revenue per subscriber is determined by dividing revenue from subscribers for the period by average subscribers during the period, and dividing that result by the number of months in the period. Revenue from subscribers excludes inbound interconnection, roaming and other revenues earned from other operators.

(b) - Average monthly minutes of use per subscriber is determined by dividing total minutes of subscriber-originated calls for the period by average subscribers during the period, and dividing that result by the number of months in the period.

(c) - Average subscribers for the period is determined as the sum of active subscribers at the beginning and at the end of the period divided by two. Magticom considers a subscriber to be "active" if that subscriber undertook any revenue generating activity within the prior 30 days.

(d) - Substantially all of Magticom's subscribers pre-pay for services via scratch-cards or deposits; that is, less than 2% of Magticom's subscribers pay for services on a post service utilization basis.

(1) - EBITDA is a financial measure that is not defined by U.S. generally accepted accounting principles ("US GAAP") and is intended to reflect earnings before interest, taxes, depreciation and amortization. For purposes of this presentation, the computation of EBITDA is the product of: "Revenues", less "Cost of services", less "Selling, general and administrative expenses", plus "Other income (expense), net". Since the Company has not yet determined Magticom's preliminary US GAAP "depreciation and amortization" expense amount for the three months ended March 31, 2006 and 2005, the Company is not able to calculate Magticom's preliminary US GAAP "Operating income" amount for the three months ended March 31, 2006 and 2005. EBITDA is a financial measure of operating performance commonly used in the telecommunications and media industries, but should not be construed as either an alternative to operating income or cash flow from operating activities determined in accordance with US GAAP.

The average exchange rate of the Georgian Lari, Magticom's functional currency, strengthened marginally (0.8%) against the U.S. Dollar during the first quarter 2006 as compared to the same period in 2005.

Revenues at Magticom increased by $6.0 million (20%) to $36.9 million for the three months ended March 31, 2006 as compared to $30.9 million for the three months ended March 31, 2005, due principally to the expansion of Magticom's subscriber base.

Magticom is the market leader in Georgia, based on both revenues and number of subscribers. Magticom's total and average subscribers have increased 30% and 32%, respectively, since March 31, 2005. Magticom anticipates further increases in its subscriber base as it continues to penetrate the market; however, the rate of new subscriber acquisition can be expected to decline as overall penetration of mobile telephony services in Georgia increases. Despite the significant increase in its subscriber base, average revenue per subscriber ("ARPU") decreased 5.8% for the three months ended March 31, 2006 as compared to the three months ended March 31, 2005. Such decreases are attributable to an 11.1% decrease in the average minutes of use per subscriber ("AMPU"). These results reflect, in part, the lower level of average spending by recently acquired subscribers, who on average possess more limited means than subscribers acquired earlier in Magticom's history. This is a common effect of penetration deeper into an established market and is experienced by mobile operations worldwide. 2006 ARPU decreases also reflect selective price discounts Magticom offered as a marketing measure to both gain subscribers and secure its subscriber base from competition. Magticom anticipates that ARPU and AMPU will continue to decline in future periods in the face of stiffening competition and as a consequence of continuing penetration of its services into lower affordability segments of the Georgian population.

Inbound interconnection revenues are earned for termination of other telephone service providers' traffic on Magticom's telecommunications network. 2006 growth in the inbound interconnection revenue reflects increased traffic termination volumes consistent with the general expansion of Magticom's subscriber base and that of its competitors (i.e. more callers in the market will, in general, increase the volume of interconnection traffic). The effect of this traffic increase on inbound revenue was partially offset by a decrease in the per-minute traffic terminating fee charged by telephone service providers as mandated by the Georgian regulator. Interconnection rates are set by regulation and the Georgian regulator has announced an intention to reduce these rates over time as a means of promoting new market entrants.

Roaming revenues reflect charges to Magticom subscribers originating calls using their Magticom-equipped mobile telephone in a territory not directly serviced by Magticom and charges to subscribers of a foreign operator originating calls utilizing the Magticom network while in Georgia. Period-over-period increases in roaming revenues reflect modest increases in Georgian travel abroad and tourist or commercial traffic into Georgia. Magticom and most other operators worldwide bill roaming subscribers at a significant premium over the rates charged for conventional domestic usage. This practice is now being aggressively challenged in several regulatory jurisdictions, especially in the European Union; and Magticom expects that premiums associated with roaming will erode, perhaps sharply, over future periods.

Cost of services at Magticom increased by $1.2 million (16%) to $8.6 million in the three months ended March 31, 2006 as compared to $7.4 million in the three months ended March 31, 2005, due principally to increases in interconnection and base station expenses, which includes start-up costs associated with the deployment of the 3rd generation mobile communications network.

Interconnection costs of service reflect the charges that Magticom incurs from other telephone service providers when terminating its subscriber traffic on those other providers' telecommunications networks. 2006 growth in these interconnection costs is consistent with the general expansion of Magticom's subscriber base and that of its competitors; partially offset by the aforementioned decrease in per-minute interconnection rates mandated by the Georgian regulator. Magticom (and its competitors) have adopted various retail pricing strategies which favor calling within Magticom's network over placing calls to subscribers of other telephone service providers. This practice of promoting "on-net" calling has proven to be effective in gaining and retaining subscribers; and will likely be continued in future periods.

The increase in base station related costs of service reflects a rise in the repair and maintenance of Magticom's base stations and an upsurge in fuel and electricity rates throughout the country of Georgia. Furthermore, base station expenses grew as a result of Magticom's introduction of 3rd generation mobile communications technology within its network in mid-2006 and the training of its employees and technical support to maintain this technology. Magticom anticipates that the start-up expenses to support its new 3rd generation mobile communications technology will continue to be incurred over the next eighteen months.

Despite these significant increases, cost of services as a percentage of revenue for the first quarter 2006 improved 2.5% as compared to the same period in 2005.

Selling, general and administrative expenses increased $0.6 million (21%) to $3.7 million for the three months ended March 31, 2006 as compared to $3.1 million for the three months ended March 31, 2005. The increase is principally attributable to a $0.2 million increase in personnel costs and a $0.2 million increase in marketing expenses.

The increase in personnel costs reflects an overall 15% increase in the average number of personnel for the first quarter 2006 as compared to the same period in 2005 and annual wage increases provided to existing employees effective January 1, 2006. Such increases were partially offset by the absence of a performance bonus program in 2006, which accounted for $0.3 million of personnel costs during the first quarter 2005. Magticom's increase in personnel is attributable to the necessary expansion of its administrative, sales and technical staff to support the continued growth of the business.

The $0.2 million increase in Magticom's marketing expenses reflects the necessity of an aggressive marketing strategy in an increasingly competitive business environment. Magticom has focused its 2006 advertising efforts on improving the performance of its "Magti" brand through the use of television commercials, print advertisements and marketing materials.

Other income increased $0.9 million from a $0.1 million net other loss for the three months ended March 31, 2005 to a $0.8 million net other income for the three months ended March 31, 2006. This increase is the result of Magticom's recognition of a $0.8 million foreign currency gain in the three months ended March 31, 2006 as compared to a $0.1 million foreign currency loss in the three months ended March 31, 2005. When comparing the rate of currency exchange of the U.S. Dollar relative to the Georgian Lari at March 31, 2006 as compared to December 31, 2005, the U.S. Dollar strengthened against the Georgian Lari. Accordingly, since Magticom had a significantly larger amount of cash held in a U.S. Dollar denominated bank account during the three months ended March 31, 2006 as compared to the same period in 2005, Magticom recognized a foreign currency gain from the fluctuation of the strengthening U.S. Dollar.

Magticom Financial Results - Revision of 2005 Preliminary Financial Results:
----------------------------------------------------------------------------

The following table highlights the Company's current viewpoint of the preliminary and unaudited US GAAP financial results of Magticom for the three months ended March 31, 2005, as compared to the preliminary results for the three months ended March 31, 2005 (as originally released by the Company in October 2006):

The Company has not yet filed its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005. Accordingly the Company's revised viewpoint of the preliminary and unaudited financial results of Magticom for the three months ended March 31, 2005 remains subject to further adjustments.

                                          Three months ended March 31, 2005
                                    --------------------------------------------
                                                  Adjustments (A)
                                                --------------------
                                    Originally  Adoption of           Unaudited
(in thousands, except percentages)   Disclosed   EITF 06-03   Other     Revised
                                    ----------  -----------  -------  ----------
Operating revenues:
   Subscribers                      $  22,633   $     (197)  $  240   $  22,676
   Inbound interconnection              7,340          (64)      10       7,286
   Roaming and other                      861           (9)      57         909
                                    ----------  -----------  -------  ----------

Total revenues                         30,834         (270)     307      30,871

Cost of services (exclusive of
 depreciation and amortization)         7,263           12      133       7,408
   % of revenues                         23.6%                             24.0%

Selling, general and administrative
 expenses                               3,234         (282)     121       3,073

Other income (expense), net              (183)          --       59        (124)
                                    ----------  -----------  -------  ----------

EBITDA (1)                          $  20,154   $       --   $  112   $  20,266
                                    ==========  ===========  =======  ==========

(A) - Subsequent to the Company's October 2006 press release as related to Magticom's preliminary and unaudited US GAAP financial results for the three months ended March 31, 2005, certain accounting adjustments have been identified for which the Company has determined should be applied to Magticom's previously reported first quarter 2005 financial results. These accounting adjustments include Magticom's early adoption of Emerging Issues Task Force 06-03 ("EITF 06-03") "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)" and such other adjustments identified subsequent to October 2006 that are necessary to fairly state Magticom's financial results in accordance with US GAAP.

(1) - EBITDA is a financial measure that is not defined by U.S. generally accepted accounting principles ("US GAAP") and is intended to reflect earnings before interest, taxes, depreciation and amortization. For purposes of this presentation, the computation of EBITDA is calculated as: "Revenues", less "Cost of services", less "Selling, general and administrative expenses", plus "Other income (expense), net". Since the Company has not yet determined Magticom's preliminary US GAAP "depreciation and amortization" expense amount for the three months ended March 31, 2005, the Company is not able to calculate Magticom's preliminary US GAAP "Operating income" amount for the three months ended March 31, 2005. EBITDA is a financial measure of operating performance commonly used in the telecommunications and media industries, but should not be construed as either an alternative to operating income or cash flow from operating activities determined in accordance with US GAAP.

Item 9.01. Financial Statements and Exhibits

     (d)  Exhibits

          99.1 Press Release of Metromedia International Group, Inc. dated June 28, 2007.



                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    METROMEDIA INTERNATIONAL GROUP, INC.


                                    By: /S/ HAROLD F. PYLE, III
                                        ----------------------------------------
                                        Name:  Harold F. Pyle, III
                                        Title: Executive Vice President Finance,
                                               Chief Financial Officer and
                                               Treasurer

Date: June 28, 2007
Charlotte, NC